Exhibit 99.1

                            ULTRALIFE BATTERIES, INC

                             2000 STOCK OPTION PLAN

Section 1. Purpose.

      The Plan authorizes the Committee (as hereafter defined) to provide key Employees (including officers of the Corporation), Directors and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire common stock of the Corporation, in accordance with the terms specified herein. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

Section 2. Definitions.

      Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

      (a) "Board" shall mean the Board of Directors of the Corporation.

      (b) "Change in Control" shall mean the occurrence of any of the following:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the voting power of the then outstanding securities of the Corporation; (ii) during any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Corporation in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period; (iii) the stockholders of the Corporation approve an agreement providing for (A) the merger or consolidation of the Corporation with another corporation where the stockholders of such corporation, immediately after the merger or consolidation, own shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board of Directors of such corporation, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Corporation, or a liquidation, dissolution or statutory exchange of the Corporation; or (iv) any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 30% or more of the voting power of the then-outstanding securities of the Corporation.

      (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.


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      (d) "Committee" shall mean a Committee of not less than two Directors who are "Non-Employee Directors," as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act. The Committee shall be appointed by and serve at the pleasure of the Board.

      (e) "Consultant" shall mean any consultant of the Corporation or its Subsidiaries.

      (f) "Control Person" shall mean any person who, as of the date of grant of an Option, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any parent or Subsidiary.

      (g) "Corporation" shall mean Ultralife Batteries, Inc., a Delaware corporation.

      (h) "Director" shall mean any member of the Board.

      (i) "Employee" shall mean any employee of the Corporation or its Subsidiaries, including Directors who are otherwise employed by the Corporation.

      (j) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

      (k) "Fair Market Value" shall mean for any day (i) if the Corporation is a registrant under Section 12 of the Exchange Act, the closing price of the Stock in the over-the-counter market, as reported through the National Association of Securities Dealers Automated Quotation System or, if the stock is listed or admitted to trading on any national securities exchange, the last reported sale price on such exchange or, (ii) if the Corporation in not a registrant under
Section 12 of the Exchange Act, the price of the Stock will be determined by the Board on the date of grant but will not be less than the par value of such Stock.

      (l) "Grantee" shall mean a Person granted an Option under the Plan.

      (m) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of Stock and intended to qualify as an incentive stock option under
Section 422 of the Code, as now or hereafter constituted.

      (n) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

      (o) "Options" shall refer collectively to NQSOs and ISOs subject to the Plan.

      (p) "Parent" shall mean any parent of the Corporation as defined in
Section 425 of the Code.

      (q) "Plan" shall mean this 2000 Stock Option Plan as set forth herein and as amended from time to time.


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      (r) "Securities Act" shall mean the Securities Act of 1933 as it may be amended from time to time.

      (s) "Stock" shall mean shares of the Common Stock of the Corporation.

      (t) "Subsidiary" shall mean any subsidiary corporation as defined in
Section 425 of the Code.

Section 3. Shares of Stock Subject to the Plan.

      Subject to the provisions of Section 8, the Stock which may be issued or transferred pursuant to Options granted under the Plan shall not exceed 500,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or reacquired shares of Stock. If any unexercised Options lapse or terminate for any reason, the Stock covered thereby may again be optioned. More than one Option may be granted to one person.

Section 4. Administration of the Plan.

      The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of stock option agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. The provisions of stock option agreements for Options granted under Section 6 hereof may provide that, upon the occurrence of a Change in Control specified in Section 2(b)(iii) hereof, the Committee may require the cancellation for cash of outstanding Options or the issuance of comparable replacement options granted by the entity.

Section 5. Types of Options.

      Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an eligible Employee either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Consultants and Directors shall only receive NQSOs.

Section 6. Grant of Options to Employees, Consultants and Directors.

      (a) Key Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. Employees shall be eligible to receive ISOs and NQSOs; Consultants shall be eligible to receive NQSOs only.

      (b) The exercise price per share of Stock subject to an Option granted to an Employee or Consultant shall be determined by the Committee; provided, however, that (i) the exercise price of each share subject to an ISO shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such ISO is granted, (ii) such exercise price shall not be less than


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110% of such Fair Market Value for any ISO granted to a Control Person, and
(iii) the exercise price of each share subject to a NQSO shall be not less than 85% of the Fair Market Value of a share of the Stock on the date such NQSO is granted.

      (c) The term of each Option granted to an Employee or Consultant shall be determined by the Committee, provided that no Option shall be exercisable more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable more than five years from the date of Option grant.

      (d) The Committee shall determine and designate from time to time the Employees and Consultants who are to be granted Options, the nature of each Option granted and the number of shares of Stock subject to each such Option.

      (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary corporation shall not exceed $100,000.

      (f) The Committee, in its sole discretion, shall determine whether any Option granted to an Employee or Consultant shall become exercisable in one or more installments and specify the installment dates. The Committee may also make such other provisions, not inconsistent with the terms of this Plan as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. The Committee, in its discretion, shall have the power to accelerate the period or periods during which Options become exercisable. Notwithstanding any determination by the Committee regarding the exercise period of any Option granted to an Employee or Consultant, all such Options shall immediately become exercisable upon a Change in Control of the Corporation.

      (g) The Committee may, at any time, grant new or additional options to any eligible Employee or Consultant who has previously received Options under this Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Board, subject to Section 6(b) hereof, without regard to such previously granted Options or other options.

      (h) No Option shall be granted under this Section 6 to Non-Employee Directors unless that option, (i) provides that the Stock received upon exercise of the Option may not be disposed of before the first day following the sixth month anniversary date the Option was granted, or (ii) is granted pursuant to
Section 6(i) below.

      (i) On the last day of each calendar quarter, commencing December 31, 2000, there shall be granted to each Director of the Corporation on such date, including Directors who are also employees of the Corporation, a NQSO to purchase 1,500 shares of Stock, up until the fifth anniversary of the grant date, for a price equal to the closing price of the Stock on the Grant Date. These options will be deemed vested on the date that they are granted.


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      (j) In no event shall any issued and outstanding option be repriced to a lower exercise price at any time during the term of such option, without the prior affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

Section 7. Exercise of Options.

      (a) Upon the exercise of any Option, the Grantee shall pay the exercise price for the Stock being purchased in the manner provided in the particular stock option agreement, including payment for such shares by surrender of shares of Stock (at their Fair Market Value) if permitted by such stock option agreement, including Stock acquired pursuant to the Option then being exercised.

      (b) The number of shares which are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares set forth in
Section 3 hereof.

      (c) Except as provided in Section 9, no Option granted to an Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then an Employee or Consultant.

      (d) Before the Corporation issues Stock to a Grantee pursuant to the exercise of a NQSO, the Corporation shall have the right to require that the Grantee make such provisions, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such exercise. The Committee may adopt such rules, forms, and procedures as it considers necessary or desirable to implement this Section 7(d), which rules, forms, and procedures shall be binding upon all Grantees, and which shall be applied uniformly to all Grantees similarly situated.

Section 8. Adjustment Upon Changes in Capitalization.

      In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, the Committee may determine the appropriate adjustment, if any, to the number and class of shares and the exercise price per share set forth in any Option theretofore granted, provided that no such adjustments shall be made to any ISO without the Grantee's consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 9. Termination of Relationship with the Corporation.

      (a) Except as provided below in this Section 9(a), upon the termination of an Employee's employment or a Consultant's consulting relationship with the Corporation or a Director's term of office with the Corporation (unless the Director continues to be an Employee


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or consultant to the Corporation), such Grantee's options shall terminate on the day three months following such termination of employment, consultancy or directorship. The Committee shall have the discretion to provide that upon termination of an Employee's employment or a Consultant's consulting relationship as a result of retirement, disability or death, such Grantee or his or her legal representative may exercise any outstanding and then exercisable installments of his or her Options for a period not to exceed: (i) one year from the date of such termination in the case of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), and (ii) three months from the date of such termination in the case of retirement or other disability; provided, however, that in no event shall the period extend beyond the expiration of the Option term. In no event shall any Option be exercisable for more than the maximum number of shares that the Grantee was entitled to purchase at the date of, retirement, disability, or death as the case may be. In the case of an Employee or Consultant, the transfer among the Corporation and any Subsidiary shall not be deemed to be a termination of the employment or consulting relationship, and a change from the status of an Employee to a Consultant or from a Consultant to an Employee shall not be deemed to be a termination of the employment or consultant relationship.

      (b) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

Section 10. General Provisions.

      (a) Each Option grant shall be evidenced by a written stock option agreement containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve. ISOs and NQSOs may be granted to Employees simultaneously and subject to a single stock option agreement; provided, however, that in no event shall a NQSO be granted in tandem with an ISO such that the exercise of one affects the right to exercise the other. The terms and provisions of such stock option agreements (including the exercise price specified therein) may vary among Grantees and among different Options granted to the same Grantee.

      (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment or consultant relationship with the Corporation or its Subsidiaries. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

      (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

      (d) No Option or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Grantee's lifetime only by the Grantee.


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      (e) Notwithstanding any other provision of this Plan or stock option agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

            (1) The listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

            (2) Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

            (3) The obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

            (4) The execution by the Grantee (or the Grantee's legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate legend in connection therewith.

      (f) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof

      (g) In the case of a grant of an Option to any Employee or Consultant of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee or Consultant in accordance with the terms of the Plan and the stock option agreement relating to such Option.

Section 11. Amendment or Termination.

      Subject to the provisions of Section 6(j), the Board may, at any time, alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action shall adversely affect the rights of Grantees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.


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Section 12. Duration of Plan.

      This Plan is effective upon its adoption by the Board on September 15, 2000, subject to the approval of the Corporation's stockholders. This Plan shall terminate at the close of business on September 15, 2010, and no Option may be granted under the Plan thereafter, but such termination shall not affect any Options theretofore granted.